UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 20, 2020

Date of Report

(Date of earliest event reported)

BOQI International Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China, 116000
(Address of principal executive offices and zip code)

(8604) 1182209211
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2020, the Registrant entered into a Prepayment and Amendment Agreement (the “Prepayment Agreement”) with BEIJING XIN RONG XIN INDUSTRIAL DEVELOPMENT CO., LTD., a company organized under the laws of the People’s Republic of China (“PRC”) and a wholly-owned subsidiary of the Registrant (“Buyer”), CHONGQING GUANZAN TECHNOLOGY CO., LTD., a company organized under the laws of the PRC (“Guanzan”) and Ms. Li Zhou, an individual residing in the PRC (“Seller”).

The Prepayment Agreement provides for the prepayment of a portion of the post-closing cash consideration for the equity interests in Guanzan, as contemplated in the Stock Purchase Agreement dated as of February 1, 2020 (the “Original Agreement”) by and among these parties. The Prepayment Agreement also amends certain terms and conditions of the Original Agreement with respect to the adjustment to such post-closing cash consideration.

Under the Original Agreement, at closing, 950,000 shares of the Registrant’s common stock, valued at RMB 20,000,000 (approximately US$3,000,000), were issued to Seller as partial consideration for 100% the equity interests in Guanzan. In addition to the issuance of the common stock of the Registrant, Buyer agreed to pay Seller RMB 80,000,000 (currently approximately US$12,084,592) (the “Cash Consideration”), subject to adjustment based on the Revenue (as defined in the Original Agreement) of Guanzan in 2020 and 2021. Pursuant to the Original Agreement, if Guanzan’s 2020 Revenue equals or exceeds RMB 100,000,000, the full amount of the Cash Consideration is payable to the Seller. If Guanzan’s 2020 Revenue is less than RMB 100,000,000 but equals or exceeds RMB 80,000,000, RMB 40,000,000 is payable and the balance of the Cash Consideration may be payable if Guanzan’s 2021 Revenue reaches a certain target. If Guanzan’s 2020 Revenue is less than RMB 80,000,000, a smaller amount calculated based on the actual value of Guanzan’s 2020 Revenue, is payable and the balance of the Cash Consideration may be payable if Guanzan’s 2021 Revenue reaches a certain target.

Pursuant to the Prepayment Agreement, the parties have mutually agreed that Buyer will make a partial prepayment of the Cash Consideration in the amount of RMB 20,000,000 (the “Prepayment”) to Seller, in light of Guanzan’s performance during the period from March 18, 2020 (the closing date of the Original Agreement) to September 30, 2020. Buyer will also exercise its option to elect to pay the Prepayment in the form of shares of the Registrant’s common stock. According to the Original Agreement, the stock price to be used to calculate the total number of shares of the Registrant’s common stock as the Prepayment shall be the volume weighed average of the closing per share market price of the Registrant’s common stock, as reported on the NASDAQ, for the immediately preceding 20-day period, which would be below $2.00. The parties agreed, however, the price of the Registrant’s common stock to be used to calculate the total number of shares to be issued to Seller as the Prepayment shall be $3.00.

The Prepayment Agreement also amends certain provisions of the Original Agreement to, among other things, take into consideration of the Prepayment in the calculation of the balance of the Cash Consideration and clarify the calculation formula for Guanzan’s 2020 Revenue.

The foregoing description of the Prepayment Agreement does not purport to be complete and is qualified in its entirety by reference to the Prepayment Agreement, which is filed as Exhibits 4.1 hereto, and is incorporated herein by reference.

The information in this Current Report on Form 8-K may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, the Registrant does not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

4.1	Prepayment and Amendment Agreement dated November 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 23, 2020	BOQI International Medical Inc.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

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